UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 30, 2008
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.
     On January 30, 2008, Dura Automotive Systems, Inc., a Delaware corporation (the “Company”), and its domestic subsidiaries (collectively, the “Debtors”), entered into a (i) Senior Secured Super-Priority Debtor In Possession Term Loan and Guaranty Agreement, dated as of January 30, 2008, by and among Dura Operating Corp. (“DOC”), as Borrower, the Company and certain domestic subsidiaries of the Company and DOC, as Guarantors, Ableco Finance LLC, as Administrative Agent and Collateral Agent, Ableco Finance LLC, as Sole Bookrunner, Lead Arranger, Documentation Agent and Syndication Agent, Bank of America, N.A., as Issuing Bank, and each of the Lenders party thereto (the “New Term Loan DIP Agreement”) and (ii) Amendment No. 5 to Revolving DIP Credit Agreement, dated as of January 30, 2008 (the “Revolver Amendment”), by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, General Electric Capital Corporation, as Adminstrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank. The Bankruptcy Court approved the New Term Loan DIP Agreement (on an interim basis) and the Revolver Amendment (on a final basis) on January 30, 2008.
     The New Term Loan DIP Agreement provides for a $150 million term loan and $20 million pre-funded synthetic letter of credit facility. Borrowings under the New Term Loan DIP Agreement were used to repay outstanding amounts under DOC’s existing DIP term credit agreement, fees and expenses incurred in connection with the New Term Loan DIP Agreement and to repay outstanding revolving loans under the Revolving DIP Credit Agreement. Obligations under the New Term Loan DIP Agreement are secured by a lien on the assets of the Debtors (which lien will have first priority with respect to many of the Debtors’ assets) and by a superpriority administrative expense claim in each of the Chapter 11 cases.
     Advances under the New Term Loan DIP Agreement will bear interest as follows: at the Borrower’s option, (i) at the Base Rate plus 7.0% per annum or (ii) at the reserve adjusted LIBOR Rate plus 10.00% per annum; provided, that (i) in no event shall (x)  the Base Rate be less than 6.75% at any time or (y) the LIBOR Rate be less than 3.75% and (ii) accrued interest less 3% will be paid monthly. This remaining 3% interest shall be payable in kind and added to the outstanding principal amount upon each payment date. In addition, the New Term Loan DIP Agreement obligates the Debtors to pay certain fees to the Lenders, as described in the New Term Loan DIP Agreement.
     The New Term Loan DIP Agreement contains various representations, warranties, and covenants by the Debtors that are customary for transactions of this nature, including (without limitation) reporting requirements and maintenance of financial covenants (e.g., minimum consolidated adjusted EBITDA and budget compliance).

     The Debtors’ obligations under the New Term Loan DIP Agreement may be accelerated following certain events of default, including (without limitation) any breach by the Debtors of any of the representations, warranties, or covenants made in the New Term Loan DIP Agreement or the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee pursuant to Chapter 11 of the Bankruptcy Code.
     The New Term Loan DIP Agreement matures on the earlier of (i) the date which is 30 days following the date of entry of the interim order if the final order has not been entered by the Bankruptcy Court on or prior to such date, (ii) June 30, 2008, (iii) the substantial consummation of a plan of reorganization in the Cases, (iv) the sale of all or substantially all of the assets of the Debtors or (v) termination of the commitment or acceleration of the loans as a result of an Event of Default.
     The Revolver Amendment amended the terms of the existing Revolving DIP Credit Agreement to, among other things, (i) extend its final maturity date from January 31, 2008 to June 30, 2008, (ii) reduce the commitment from $115M to $90M, (iii) delete the minimum EBITDA covenant and amend the budget compliance covenant to provide for a 25% cushion during the months of February and March and a 20% cushion thereafter, in each case with respect to the amount budgeted for revolver borrowings during such time, (iv) permit the Debtors to retain certain asset sale proceeds, (v) amend the Revolving DIP Credit Agreement to include certain representations, warranties and covenants contained in the New Term Loan DIP Agreement, (vi) include a covenant requiring the Debtors to meet certain milestones in their restructuring plan, (vii) amend the excess availability covenant to increase the minimum excess availability requirement to $25M subject to subsequent decreases to $20M and $15M upon compliance with certain conditions set forth in the Revolver Amendment and (viii) increase the interest rate set forth in the Revolving DIP Credit Agreement by .50%; provided that LIBOR Rate shall not be available to the Debtors during the remaining term of the Revolving DIP Credit Agreement.
     The foregoing summaries of the New Term Loan DIP Agreement and the Revolver Amendment are qualified, in all respects, by the provisions of the New Term Loan DIP Agreement and the Revolver Amendment, which are filed herewith as Exhibit 10.1 and 10.2, respectively, and incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
     On January 31, 2008, the Backstop Purchase Agreement, by and among the Company and Pacificor, LLC, dated August 2, 2007, terminated in accordance with its terms. As a result of such termination, Pacificor, LLC has no further obligations under that agreement with respect to its backstop commitment.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information provided pursuant to Item 1.01 of this Current Report on Form 8-K regarding the New Term Loan DIP Agreement is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.1	SENIOR SECURED SUPER-PRIORITY DEBTOR IN POSSESSION TERM LOAN AND GUARANTY AGREEMENT, dated as of January 30, 2008, by and among DOC, the Company, certain subsidiaries of the Company and DOC, as Guarantors, the Lenders party thereto from time to time, Ableco Finance LLC, as Administrative Agent, as Collateral Agent, as Sole Book Runner, Lead Arranger, Syndication Agent and Documentation Agent and Bank of America, N.A. as Issuing Bank.

10.2	AMENDMENT NO. 5 TO REVOLVING DIP CREDIT AGREEMENT, dated as of January 30, 2008, by and among by and among DOC, as Borrower, the Company, certain domestic subsidiaries of the Company and DOC, as Guarantors, the Lenders from time to time a party thereto General Electric Capital Corporation, as Administrative Agent, Barclays Capital, the investment banking division of Barclays Bank PLC, as Joint Lead Arranger and Documentation Agent, and Bank of America, N.A., as Issuing Bank.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

DURA AUTOMOTIVE SYSTEMS, INC.
/s/ C. Timothy Trenary
Date: February 5, 2008	C. Timothy Trenary
Vice President and Chief Financial Officer